Exhibit 10.1

FIRST LOAN MODIFICATION Amendment

to

Loan and security agreement

This First Loan Modification Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 12th day of June, 2018, by and between (A) SILICON VALLEY BANK, a California corporation with a loan production office located at 505 Howard Street, 3rd Floor, San Francisco, California, 94105 (“Bank”) and (B) XENON PHARMACEUTICALS INC., a corporation continued under the laws of Canada with the registered address 745 Thurlow Street, Suite 2400, Vancouver, British Columbia, V6E 0C5, Canada (the “Canadian Borrower”) and XENON PHARMACEUTICALS USA INC., a corporation organized under the laws of the State of Delaware (the “U.S. Borrower”, and together with the Canadian Borrower herein, jointly and severally, individually and collectively, “Borrower”).

Recitals

A.         Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 18, 2017 (as the same is hereby amended and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.         Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.         Borrower has requested that Bank amend the Loan Agreement to (i) accelerate the advance of the Tranche 2 Advance and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.         Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.          Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement. References to a section or paragraph that is not specified as being to this Amendment shall be to such section or paragraph in the Loan Agreement.

2.          Amendments to Loan Agreement.

2.1       Section 2.1.1 (Term Loan Advances). Paragraph (a) of Section 2.1.1 is deleted in its entirety and replaced with the following:

“          (a)        Subject to the terms and conditions of this Agreement, Bank agrees to make term loans to the Borrower in three tranches. During the Tranche 1 Draw Period, Borrower may request term loan advances up to an aggregate of Seven Million Dollars ($7,000,000) in minimum increments of One Million Dollars ($1,000,000) (all such advances shall be referred to in the aggregate herein as the “Tranche 1 Advance”). On or about the First Amendment Effective Date, Bank shall make an additional term loan advance available to Borrower of Five Million Dollars ($5,000,000) (the “Tranche 2 Advance”). During the Tranche 3 Draw Period, Bank shall make an additional term loan advance available to Borrower of Three Million Dollars ($3,000,000) (the “Tranche 3 Advance”), but only after the occurrence of the Tranche 3 Event. The Tranche 1 Advance, Tranche 2 Advance, and Tranche 3 Advance are each hereinafter referred to singly as a “Term Loan Advance” and collectively as the “Term Loan Advances”. The aggregate amount of Term Loan Advances available hereunder is Fifteen Million Dollars ($15,000,000). After repayment, no Term Loan Advance (or any portion thereof) may be reborrowed.”

2.2       Section 2.1.1 (Term Loan Advances). Paragraph (c) of Section 2.1.1 is deleted in its entirety and replaced with the following:

“          (c)        Repayment.  The Tranche 1 Advance and the Tranche 2 Advance shall each be “interest only” until the Tranches 1 And 2 Amortization Date, with interest payable in accordance with Section  2.2(d) hereof. If Bank advances the Tranche 3 Advance, the Tranche 3 Advance shall be “interest only” until the Tranche 3 Amortization Date.

     (i)        Commencing on the first Payment Date following the Tranches 1 And 2 Amortization Date, the Tranche 1 Advance shall be payable (A) in (1) thirty (30) or, (2) if the Interest-Only Milestone is achieved, twenty-four (24), equal monthly installments of principal plus (B) monthly payments of accrued interest at the rate set forth in Section 2.2(a) and the Tranche 2 Advance shall be payable (C) in (1) twenty-four (24) or, (2) if the Interest-Only Milestone is achieved, eighteen (18), equal monthly installments of principal plus (D) monthly payments of accrued interest at the rate set forth in Section 2.2(a). All outstanding principal and accrued interest with respect to the Tranche 1 Advance and the Tranche 2 Advance, as well as all other outstanding Obligations with respect to the Tranche 1 Advance and the Tranche 2 Advance, shall be immediately due and payable in full on the Tranche 1 Maturity Date and Tranche 2 Maturity Date, respectively.

     (ii)       If Bank advances the Tranche 3 Advance, then, commencing on the first Payment Date following the Tranche 3 Amortization Date, the Tranche 3 Advance shall be payable (A) in twenty-four (24) equal monthly installments of principal plus (B) monthly payments of accrued interest at the rate set forth in Section 2.2(a). All outstanding principal and accrued interest with respect to the Tranche 3 Advance, as well as all other outstanding Obligations with respect to the Tranche 3 Advance, shall be immediately due and payable in full on the Tranche 3 Maturity Date.”

2.3       Section 3.2 (Conditions Precedent to all Credit Extensions). Paragraph (b) of Section 3.2 is deleted in its entirety and replaced with the following:

“          (b)        Intentionally Deleted.”

2.4       Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 is modified as follows:

The word “and” is deleted from the end of Section 6.2(h); the period (“.”) at the end of Section 6.2(i) is deleted and replaced with a semicolon and the word “and” (“; and”); and Section 6.2(j) is added as follows to Section 6.2, immediately following Section 6.2(i):

“           (j)       Beneficial Ownership.  Prompt written notice of any changes to the beneficial ownership information set out in items 14(A) and 14(B) of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.”

2.5       Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are each deleted in its entirety:

“          “Tranches 1 And 2 Maturity Date” means March 31, 2021.

            “Tranche 2 Draw Period” is the period of time commencing on the date of a Tranche 2 Event and continuing through March 31, 2019.

            “Tranche 2 Event” means delivery by Borrower to Bank, after the Effective Date, evidence satisfactory to Bank in its sole and absolute discretion, that Borrower has, on or before March 31, 2019, (a) obtained net new capital of not less than Twelve Million Five Hundred Thousand ($12,500,000) and (b) has at least two programs in clinical development, at least one of which is in “Phase 2”, as such term is commonly used in Borrower’s business.”

2.6       Section 13 (Definitions). The following term and its definition set forth in Section 13.1 is deleted in its entirety and replaced with the following:

“          “Tranche 3 Draw Period” is the period of time commencing on the First Amendment Effective Date and continuing through September 30, 2019.”

2.7       Section 13 (Definitions). The following new defined terms are hereby inserted alphabetically in Section 13.1:

“          “First Amendment Effective Date” is June 12, 2018.

            “Interest-Only Milestone” is achieved if, on or prior to September 30, 2018, Borrower provides evidence satisfactory to Bank, in its sole discretion, that Borrower (a) has achieved positive final Phase 1 data for XEN1101 with a decision to proceed to initiate a Phase 2 clinical trial for XEN1101 and (b) has been granted a regulatory designation for a program that is reasonably acceptable to Bank.

            “Tranches 1 And 2 Amortization Date” means (a) September 30, 2018 or, (b) if the Interest-Only Milestone is achieved, March 31, 2019.

            “Tranche 1 Maturity Date” means March 31, 2021.

            “Tranche 2 Maturity Date” means September 30, 2020.

            “Tranche 3 Amortization Date” means September 30, 2019.”

2.8       All references to the defined term “Tranches 1 And 2 Maturity Date” in the Loan Agreement are hereby deleted and replaced by “Tranche 1 Maturity Date and Tranche 2 Maturity Date, respectively.”

3.          Limitation of Amendments.

3.1       The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2       This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.          Acknowledgment of Delivery.  Bank hereby acknowledges that Borrower has fulfilled Borrower’s obligation to deliver certain Control Agreements pursuant to Section 3.3(b) of the Loan Agreement.

5.          Reserved.

6.          Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

6.1       Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

6.2       Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

6.3       The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

6.5       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

6.6       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

6.7       This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7.          Reserved.

8.          Reserved.

9.          Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

10.        Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11.        Reserved.

12.        Conditions to Effectiveness. The parties agree that this Amendment shall be effective upon the satisfaction of each of the following conditions precedent, each in form and substance satisfactory to Bank,

12.1     the due execution and delivery to Bank of this Amendment by each party hereto;

12.2     delivery to Bank of a certificate of an officer including authorizing resolutions and consents of the directors and shareholders; and

12.3     delivery to Bank of an updated Perfection Certificate for each Borrower on Bank’s new form.

13.        Miscellaneous.

13.1     This Amendment shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

13.2     Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

13.3     This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

14.        Governing Law; Venue. The provisions of Section 11 of the Loan Agreement apply to this Amendment.

[Signature page follows]

In Witness Whereof, this Amendment, and all documents executed in connection herewith, or relating hereto, have been negotiated, prepared and deemed to be executed by Borrower in the United States of America as of the date and year first written above.

BANK:	BORROWER:
SILICON VALLEY BANK By: /s/ Peter Sletteland Name: Peter Sletteland Title: Vice President	XENON PHARMACEUTICALS INC. By: /s/ Simon Pimstone Name: Simon Pimstone Title: CEO By: /s/ Ian Mortimer Name: Ian Mortimer Title: President & CFO
XENON PHARMACEUTICALS USA INC. By: /s/ Ian Mortimer Name: Ian Mortimer Title: President & Treasurer By: /s/ James Empfield Name: James Empfield Title: Secretary

[Signature page to First Loan Modification Amendment – Xenon Pharmaceuticals]